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                                                                   EXHIBIT 99(a)

Please mark your votes as in this example.

This proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" approval of the Merger. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting of Stockholders. 6740
 1. Approval of the Merger
       FOR    AGAINST       ABSTAIN

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT.

NOTE: Please sign this Proxy exactly as the name(s) appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign this Proxy.



 SIGNATURE (S)  DATED
_ PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE _

P
R
O
X
Y

LEXINGTON GLOBAL ASSET MANAGERS, INC.

Proxy Solicited by the Board of DirectorsSpecial Meeting of StockholdersTo be Held July 26, 2000 The undersigned stockholder(s) of Lexington Global Asset Managers, Inc., a Delaware corporation ("Lexington"), revoking all previous proxies, hereby appoints(s) Stuart Smith Richardson, L. Richardson Preyer and Lunsford Richardson, Jr., and each or any of them (the "Proxies"), the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Special Meeting of Stockholders of Lexington to be held at the offices of Lexington at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, on July 26, 2000 at 9:30 a.m. Eastern time, and any and all adjournments or postponements thereof. The Proxies are authorized and directed to vote as indicated with respect to the following matter:
To approve and adopt an agreement and plan of merger dated as of February 28, 2000, among Lexington, ReliaStar Financial Corp., a Delaware corporation, Pilgrim Capital Corporation, a Delaware corporation and wholly owned subsidiary of ReliaStar, and Pilgrim Lexington Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Pilgrim, and the merger contemplated thereby, all as described and subject to the terms and conditions set forth in the accompanying proxy statement/prospectus.

_ FOLD AND DETACH HERE _